FOR IMMEDIATE RELEASE

April 3, 2007

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH CAPITAL CORPORATION DECLARES DIVIDEND

FREEHOLD, NJ, April 3, 2007…..On April 3, 2007, the Board of Directors of Monmouth Capital Corporation (NASDAQ: MONM) declared a dividend of $0.25 a share, payable June 15, 2007 to shareholders of record May 15, 2007 for the period ending June 30, 2007. Future dividend policy will depend on the Company’s earnings, capital requirements, financial condition, availability and cost of bank financing, and other factors considered relevant by the Board of Directors.

On March 26, 2007, the Company announced a proposed strategic transaction to combine with Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA).

Following the merger, the combined company will remain headquartered in Freehold, New Jersey and will be managed by the management team that currently manages both MNRTA and the Company. It is anticipated that each company will continue to pay regularly-scheduled dividends through the closing date which is expected to occur during the third calendar quarter of 2007.  Closing of the transaction is subject to customary closing conditions, including approval of the transaction by the stockholders of the Company and MNRTA.

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